UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2014

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 10, 2014, the Federal Home Loan Bank of New York ("FHLBNY") received a letter from Ronald E. Hermance, Jr., in which Mr. Hermance submitted his resignation as a New Jersey Member Director of the FHLBNY. Mr. Hermance’s decision to resign did not involve any disagreement with the FHLBNY.

(d) On January 16, 2014, the FHLBNY's Board of Directors ("Board") voted to elect, effective as of January 17, 2014, and in accordance with applicable laws and regulations, Mr. Kevin Cummings, President and Chief Executive Officer of Investors Bank, Short Hills, NJ, to fill the New Jersey Member Directorship vacancy created by Mr. Hermance's resignation. Mr. Cummings will serve on the Board through and until December 31, 2014, the date on which Mr. Hermance’s term was scheduled to expire. As of the time of this filing, Mr. Cummings has not been named to serve on any committee of the Board for the balance of 2014; further, whether Mr. Cummings is expected to be named to serve on any committee of the Board for the balance of 2014 has not yet been determined. Compensation of Mr. Cummings will be in accordance with the FHLBNY’s 2014 Director Compensation Plan, details of which were disclosed in a Current Report on Form 8-K/A filed on November 22, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 16, 2014	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer